Exhibit 23.3

                  CONSENT OF CHAPMAN PETROLEUM ENGINEERING, LTD
                         INDEPENDENT PETROLEUM ENGINEERS

         We consent to the reference to our firm under the caption "Interest of
Named Experts and Counsel" and to the reference to our "Reserve and Economic
Evaluation Oil and Gas Properties" dated April 1, 2005 in the Registration
Statement (Form SB-2) and related prospectus of BMB Munai, Inc.

Chapman Petroleum Engineering, Ltd.
Calgary, Aberta, Canada
October 18, 2005